UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 26, 2018, Cathay General Bancorp (the “Company”) issued a press release announcing that the Board of Directors of the Company adopted an additional share repurchase program authorizing the Company to repurchase up to $45,000,000 of the Company’s common stock, to commence upon the completion of its share repurchase program adopted on February 1, 2016. The $45,000,000 repurchase program announced on February 1, 2016, was completed on October 24, 2018, with the repurchase of 1,580,904 shares at an average cost of $28.50.

The share repurchases may be made from time to time on the open market or in privately negotiated transactions. The timing, price and volume of the share repurchases will be based on market conditions, relevant securities laws and other factors. Each repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.

A copy of the press release is attached hereto as an Exhibit 99.1 to this Current Report on Form 8−K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Cathay General Bancorp dated October 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY GENERAL BANCORP
Date: October 26, 2018

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release of Cathay General Bancorp dated October 26, 2018